UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 10, 2005

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 10, 2005, Horizon Health Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as the representative of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), providing for the offer and sale by the Company of 1,500,000 shares of its common stock, par value $.01 per share (the “Common Stock”), at a price to the Company of $34.075 per share. The Company has also granted the Underwriters an option to purchase an additional 225,000 shares of the Common Stock at a price to the Company of $34.075 per share to cover over-allotments.

The above-described offering of the Common Stock (the “Offering”) is being made pursuant to a shelf registration statement filed by the Company on Form S-3 (Registration No. 333-122643) with the Securities and Exchange Commission (the “Commission”) on February 9, 2005, as amended, including a related prospectus, as supplemented by a preliminary Prospectus Supplement dated March 1, 2005, and a Prospectus Supplement dated March 10, 2005, which the Company filed with the Commission under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

A copy of the press release announcing the pricing of the shares to be sold in the Offering is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements And Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated March 10, 2005, by and between the Company and J.P. Morgan Securities Inc., as Representative of the Several Underwriters listed on Schedule 1 thereto.

99.1	Press Release issued by the Company on March 10, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: March 11, 2005	By:	/s/ David K. Meyercord
David K. Meyercord Senior Vice President – Administration and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated March 10, 2005, by and between the Company and J.P. Morgan Securities Inc., as Representative of the Several Underwriters listed on Schedule 1 thereto.

99.1	Press Release issued by the Company on March 10, 2005.